Exhibit 99.1

CONTACT:	Scott Cooper
(704) 455-3209
— For Immediate Release

Marcus Smith Named Chief Operating Officer and President of Speedway Motorsports;

President and General Manager of Lowe’s Motor Speedway

CONCORD, N.C. (May 28, 2008) – Speedway Motorsports, Inc. (NYSE:TRK) has named Marcus Smith chief operating officer and president of the company, as well as president and general manager of Lowe’s Motor Speedway.

The promotions were announced today following approval by the Speedway Motorsports board of directors.

“Marcus has been training for this opportunity throughout his professional career,” said Bruton Smith, chairman and chief executive officer of Speedway Motorsports. “He’s come up through the ranks at Charlotte, proven his business savvy with our most recognizable sponsors and handled our sanction negotiations with NASCAR.

“But the thing that’s made Marcus a success and will continue to do so, is that in his heart, he’s a race fan,” Smith added. “He never loses sight of the fact that our customers are the key to everything we do and he always wants to put our fans first.”

Since 2004, Marcus Smith has served as a director and executive vice president of national sales and marketing for Speedway Motorsports, working on behalf of all 10 motorsports-related operating units of the company, including seven speedways, Performance Racing Network, SMI Properties and 600 Racing.

The 35-year-old Smith has spent most of his life around the speedway business and from junior high school spent his summers working at Lowe’s Motor Speedway. After graduating with a Bachelor of Arts degree in advertising from the University of North Carolina at Chapel Hill, Smith joined the speedway’s corporate sales department as a marketing assistant and was promoted to account executive in 1996. He was promoted to manager of new business development for SMI in 1998. In that role, he negotiated the first naming-rights agreement for a NASCAR speedway as Charlotte Motor Speedway partnered with Lowe’s Companies, Inc.

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“This sport is in my blood,” said Marcus Smith. “I’m going to bring the same passion to work each day that the race fans bring to the track every week. I’m competitive, and I want to be sure we’re doing everything we can to provide a fantastic motorsports experience to our fans.”

“We’ve got the best management team in all of sports, and I look forward to working closely with them as we move forward,” Marcus Smith added. “We’ve got a lot more to accomplish this year, and 2009 will be even better as we celebrate the 50th running of the Coca-Cola 600 at Lowe’s Motor Speedway.”

About Speedway Motorsports, Inc.

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe’s Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its 600 Racing subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally-owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to the Company’s future operations and financial results. There are many factors that affect future events and trends of the Company’s business including, but not limited to, consumer and corporate spending sentiment; air travel; governmental regulations; military actions; national or local catastrophic events; the success of and weather surrounding NASCAR, IRL, NHRA and other racing events; our relationship with NASCAR and other sanctioning bodies; the success of expense reduction efforts; capital projects; expansion; economic conditions; stock repurchases; financing needs; insurance; litigation; taxes; oil and gas activities and associated profitability; geopolitical situations in foreign countries; and other factors outside of management control. These factors and other factors, including those contained in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.